Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2016, with respect to the financial statements of Cellect Biomed Ltd. included in the Registration Statement on Form F-1 and related Prospectus of Cellect Biomed Ltd., dated July 7, 2016.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
July 7, 2016	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global